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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Registration Statements No. 33-58481 and No. 33-87012 on Form S-8, Registration Statement No. 33-59427 on Form S-3 and Post-Effective Amendment No. 4 to Registration Statement No. 33-58278 on Form S-2 of our reports dated March 26, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of Butler International, Inc. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
March 26, 1996